CB&I Reports Strong 2013 First Quarter Results

THE WOODLANDS, Texas, May 2, 2013 /PRNewswire/ -- CB&I (NYSE: CBI) today reported net income for the first quarter of $33.6 million or $0.32 per diluted share, including the after tax impact of acquisition-related costs of $51.2 million, or $0.50 per diluted share. Revenue for the first quarter of 2013 was $2.3 billion with new awards of $1.9 billion resulting in a backlog of $25.5 billion. Consistent with previous years, the first quarter includes a disproportionate share of the Company's annual stock-based compensation expense.

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"CB&I had another successful quarter, including the achievement of an important strategic milestone with the financial close of the Shaw transaction on February 13," said Philip K. Asherman, President and CEO. "For the first quarter, CB&I delivered strong growth in revenue and income from operations. Revenue was up 87% from $1.2 billion in the first quarter of 2012, and adjusted income from operations was $147.8 million, up 72% compared to the same period last year. We are encouraged by the robust accretion of the acquisition. Our combined operations earned adjusted earnings per share of $0.82."

"Revenues are performing as expected and despite the postponement of a major LNG project in Australia, we anticipate that continuing demand around the world for energy infrastructure will drive our new awards for 2013 to be within the guidance range we announced earlier this year," continued Asherman.

Earnings Conference Call

CB&I will host a webcast on May 2 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast will be available on the Investor Relations page of www.CBI.com.

About CB&I

CB&I (NYSE: CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. Drawing upon more than a century of experience and the expertise of approximately 50,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.CBI.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2012, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months
	Ended March 31,
	2013	2012

Revenue	$ 2,251,429	$ 1,201,267
Cost of revenue	2,005,285	1,048,003
Gross profit	246,144	153,264
% of Revenue	10.9%	12.8%

Selling and administrative expense	93,968	63,232
% of Revenue	4.2%	5.3%

Intangibles amortization	9,188	6,092
Equity earnings	(4,485)	(1,800)
Other operating income, net	(297)	(65)
Acquisition-related costs	61,256	-
Income from operations	86,514	85,805
% of Revenue	3.8%	7.1%

Interest expense	(22,746)	(2,112)
Interest income	1,871	2,187
Income before taxes	65,639	85,880

Income tax expense	(22,767)	(24,906)
Net income	42,872	60,974

Less: Net income attributable to noncontrolling interests	(9,264)	(1,487)

Net income attributable to CB&I	$ 33,608	$ 59,487

Net income attributable to CB&I per share:
Basic	$ 0.33	$ 0.61
Diluted	$ 0.32	$ 0.60

Weighted average shares outstanding:
Basic	101,802	97,257
Diluted	103,507	99,252

Cash dividends on shares:
Amount	$ 5,345	$ 4,885
Per Share	$ 0.05	$ 0.05

Non-GAAP Supplemental Information
(2013 amounts adjusted to exclude Shaw acquisition-related transaction costs) (1)

Adjusted income from operations	$ 147,770	$ 85,805
Adjusted % of Revenue	6.6%	7.1%

Adjusted net income attributable to CB&I	$ 84,856	$ 59,487
Adjusted net income attributable to CB&I per share (diluted)	$ 0.82	$ 0.60

(1)

The exclusion of Shaw acquisition-related transaction costs for 2013 is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance.  No non-GAAP adjustments were necessary for 2012 information.  See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended March 31,
	2013		2012

		% of		% of
NEW AWARDS (1)		Total		Total
Engineering, Construction and Maintenance	$ 1,000,450	52%	$ 1,155,395	68%
Fabrication Services	707,706	36%	410,923	24%
Technology	152,748	8%	129,043	8%
Government Solutions	85,045	4%	-	0%
Total	$ 1,945,949		$ 1,695,361

		% of		% of
REVENUE		Total		Total
Engineering, Construction and Maintenance	$ 1,430,135	63%	$ 709,781	59%
Fabrication Services	495,048	22%	391,433	33%
Technology	151,482	7%	100,053	8%
Government Solutions	174,764	8%	-	0%
Total	$ 2,251,429		$ 1,201,267

		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue
Engineering, Construction and Maintenance	$ 63,212	4.4%	$ 27,420	3.9%
Fabrication Services	45,024	9.1%	35,786	9.1%
Technology	35,542	23.5%	22,599	22.6%
Government Solutions	3,992	2.3%	-	0.0%
Total operating groups	$ 147,770	6.6%	$ 85,805	7.1%
Acquisition-related costs	(61,256)		-
Total	$ 86,514	3.8%	$ 85,805	7.1%

(1)	New awards represents the value of new project commitments received by the Company during a given period.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2013	2012
ASSETS

Current assets	$ 3,619,629	$ 2,721,555
Equity investments	107,082	97,267
Property and equipment, net	775,820	285,871
Goodwill and other intangibles, net	3,924,359	1,093,019
Other non-current assets	221,971	131,963
Total assets	$ 8,648,861	$ 4,329,675

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and revolver borrowings	$ 197,427	$ -
Other current liabilities	4,172,791	1,772,522
Long-term debt	1,700,000	800,000
Other non-current liabilities	581,087	360,843
Shareholders' equity	1,997,556	1,396,310
Total liabilities and shareholders' equity	$ 8,648,861	$ 4,329,675

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Three Months
	Ended March 31,
	2013	2012
CASH FLOWS

Cash flows from operating activities	$ (312,215)	$ 59,334
Cash flows from investing activities	(1,752,351)	(10,029)
Cash flows from financing activities	1,821,239	(90,688)
Effect of exchange rate changes on cash and cash equivalents	(7,242)	9,383
Decrease in cash and cash equivalents	(250,569)	(32,000)
Cash and cash equivalents, beginning of the year	643,395	671,811
Cash and cash equivalents, end of the period	$ 392,826	$ 639,811

OTHER FINANCIAL DATA

Increase in receivables, net	$ (153,647)	$ (65,339)
Change in contracts in progress, net	(180,030)	24,162
(Increase) decrease in inventory	(4,302)	2,229
(Decrease) increase in accounts payable	(28,720)	11,982
Change in contract capital	$ (366,699)	$ (26,966)

Depreciation and amortization	$ 28,637	$ 16,646
Capital expenditures	$ 14,932	$ 10,695

	March 31, 2013	December 31, 2012
Backlog (1)	$ 25,534,674	$ 10,928,818

(1)	Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months
	Ended March 31, 2013

Adjusted income from operations

Income from operations	$ 86,514
Acquisition-related costs	61,256
Adjusted income from operations	$147,770
Adjusted % of Revenue	6.6%

Adjusted net income attributable to CB&I (total and per share)	Amount	Per Share

Net income attributable to CB&I	$ 33,608	$ 0.32
Acquisition-related transaction costs, net of tax (1)	51,248	0.50
Adjusted net income attributable to CB&I	$ 84,856	$ 0.82

(1)

Includes $61,256 of of acquisition-related costs and $10,517 of acquisition-related pre-closing financing costs and one-time financial commitments (both included in interest expense), totaling $71,773, less the tax impact of $20,525.  The per share amount is based upon diluted weighted average shares of 103,507.

CONTACT: Media: www.CBI.com, or Investors: Christi Thoms, +1 832 513 1200